Tecnoglass Reports Third Quarter 2018 Results

- Raises Full Year 2018 Outlook for Total Revenues and Adjusted EBITDA1 to a range of $360-$370 million and $79-82 million, respectively-

- Total Revenues Increase 16% to a Record $97.0 million -

- Adjusted EBITDA1 Grows 29% to a Record $22.8 Million -

- Record Backlog of $506 Million; Up 3.6% Year-over-Year -

Third Quarter 2018 Highlights

●	Total revenues increased 16% to $97.0 million on strong U.S. activity, marking the 6th consecutive quarter of record revenues

●	Net income of $6.3 million, or $0.16 per diluted share, including non-cash FX losses during the period

●	Adjusted net income[1] increased to $9.3 million, or $0.24 per diluted share, excluding non-cash FX losses and non-recurring costs in both periods

●	Adjusted EBITDA[1] grew 29% to $22.8 million

●	In October 2018, announced strategic alliance with Schüco USA LLLP, enabling Tecnoglass to manufacture and sell Schüco’s architectural systems in North America and Latin America

BARRANQUILLA, Colombia – November 7, 2018 – Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries, today reported financial results for the third quarter ended September 30, 2018.

José Manuel Daes, Chief Executive Officer of Tecnoglass, commented, “Gross margin improved to 35.8% and Adjusted EBITDA margin grew to 23.5% during the third quarter, further validating our vertically-integrated model, highly-efficient manufacturing capacity and sustainable access to talented employees. In addition, we are carefully balancing volume and price with a focus on margin enhancement as we continue to penetrate the US market. In the US, we achieved our 15th straight quarter of double-digit revenue growth year-over-year, reflecting our commitment to expanding our customer base, geographic presence, product portfolio and category exposure, including residential sales up over three times. The US represented 85% of total revenues during the quarter and is poised to remain a significant contributor to our growth trajectory based on the attractive mix of projects in backlog. In Colombia, while activity was soft during the quarter, sales were up 9% through the first nine months of 2018 and we ended the quarter with a stronger backlog in that region. Overall, we are very pleased with the continued strength of our industry-leading margin business and look forward to delivering on our upwardly revised outlook for full year 2018.”

Christian Daes, Chief Operating Officer of Tecnoglass, stated, “Commercial activity in the US remains favorable, particularly for impact-resistant windows in coastal states and for energy-efficient architectural systems more broadly. During the past several years we have invested heavily in R&D to stay ahead of these evolving trends, allowing us to gain US market share, which we expect to continue. Our recent alliance with Schüco is another positive step, which provides us with a new global customer while also equipping us with a new suite of cutting-edge products to manufacture and sell through existing distribution networks. These top line catalysts are further supported by a more favorable pricing environment in the U.S. resulting from production and labor cost inflation for U.S based manufacturers. As we look forward, we are focused on continuous improvement across all aspects of our business, and see a range of opportunities to improve our position as a leader of high quality architectural products and innovative solutions.

Third Quarter 2018 Results

Total revenues for the third quarter of 2018 increased 16% to $97.0 million compared to $83.4 million in the prior year quarter. Foreign currency impacts for the quarter were immaterial to total revenues compared to the prior year quarter. U.S. revenues grew 20.7% to $82.2 million compared to $68.1 million in the prior year quarter, driven by stronger residential invoicing, continued healthy commercial activity, market share gains and slight pricing improvement.

Colombia revenue, a majority of which is represented by long-term contracts priced in Colombian Pesos but indexed to the U.S. Dollar, was $12.1 million compared to $13.3 million in the prior year quarter. While the Company experienced a tempered pace of invoicing in Colombia compared to the prior year quarter, the Company ended the quarter with sequential backlog growth in that region, attributable to improving bidding activity, resulting from pent-up activity and strengthening economic conditions.

Gross profit increased 27.6% to $34.7 million, representing a 35.8% gross margin, compa red to $27.2 million, representing a 32.6% gross margin, in the prior year quarter. The improvement in gross margin reflected a favorable mix of higher margin products and slight pricing improvement on essentially stable raw material and labor costs per unit. Operating expenses were $19.4 million compared to $15.8 million in the prior year quarter. As a percent of total revenues, operating expenses were 20.0% compared to 18.9% in the prior year quarter, primarily due to higher ground transportation costs. Operating income increased 33.9% to $15.3 million compared to $11.4 million in the prior year quarter.

Net income of $6.3 million, or $0.16 per diluted share, compared to a net income of $6.9 million, or $0.19 per diluted share in the prior year quarter, including a non-cash foreign exchange loss in the third quarter of 2018 compared to a gain in the prior year quarter. Adjusted net income1 improved to $9.3 million, or $0.24 per diluted share, compared to adjusted net income of $3.8 million, or $0.10 per diluted share, in the prior year quarter. Adjusted net income1, as reconciled in the table below, excludes the impact of non-cash foreign exchange gains or losses, other non-core items and the tax impact of adjustments at statutory rates, to better reflect core financial performance.

Adjusted EBITDA1, as reconciled in the table below, increased 29.5% to $22.8 million, compared to $17.6 million in the prior year quarter, primarily attributable to sales growth and higher gross profit.

Dividend

In September 2018, the Company declared a quarterly dividend of $0.14 per share for the third quarter of 2018, which will be paid on November 19, 2018 to shareholders of record as of the close of business on October 26, 2018.

Full Year 2018 Outlook

The Company continues to anticipate growth in construction end markets and additional market share gains for the full year 2018. Based on the Company’s performance through September 2018, it now expects to generate full year 2018 revenues in the range of $360 million to $370 million and Adjusted EBITDA in the range of $79 million to $82 million.

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Conference Call

Management will host a conference call on Wednesday, November 7, 2018 at 10:00 a.m. eastern time (10:00 a.m. Bogota, Colombia time) to review the Company’s results. The conference call will be broadcast live over the Internet. Additionally, a slide presentation will accompany the conference call. To listen to the call and view the slides, please visit the Investor Relations section of Tecnoglass’ website at www.tecnoglass.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. To participate by telephone, please dial:

●       (877) 705-6003 (Domestic)

●       (201) 493-6725 (International)

If you are unable to listen live, a replay of the conference call will be archived on the website. You may also access the conference call playback by dialing (844) 512-2921 (Domestic) or (412) 317-6671 (International) and entering pass code: 13684082.

About Tecnoglass

Tecnoglass Inc. is a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass is the #1 architectural glass transformation company in Latin America and the second largest glass fabricator serving the United States. Headquartered in Barranquilla, Colombia, the Company operates out of a 2.7 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies over 900 customers in North, Central and South America, with the United States accounting for more than 70% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), 50 United Nations Plaza (New York), Trump Plaza (Panama), Icon Bay (Miami), and Salesforce Tower (San Francisco). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

1 Adjusted net income and Adjusted EBITDA in both periods are reconciled in the table below.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com

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Tecnoglass Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$27,951	$40,923
Investments	1,543	1,680
Trade accounts receivable, net	91,852	110,464
Due from related parties	7,996	8,500
Inventories	88,452	71,656
Unbilled receivables on uncompleted contracts	-	9,996
Contract assets – current portion	45,836	-
Other current assets	21,429	18,679
Total current assets	$285,059	$261,898

Long term assets:
Property, plant and equipment, net	$163,467	$168,701
Deferred income taxes	95	103
Contract assets – non-current	5,531	-
Intangible Assets	9,886	11,517
Goodwill	23,561	23,130
Other long term assets	2,975	2,651
Total long term assets	205,515	206,102
Total assets	$490,574	$468,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$16,069	$3,260
Trade accounts payable and accrued expenses	62,519	55,182
Accrued interest expense	3,017	7,392
Due to related parties	1,018	975
Payable associated to GM&P acquisition	-	29,000
Dividends payable	758	585
Current portion of customer advances on uncompleted contracts	-	11,429
Contract liability – current portion	17,915	-
Other current liabilities	8,936	13,626
Total current liabilities	$110,232	$121,449

Long term liabilities:
Deferred income taxes	$2,910	$2,317
Long Term Payable associated to GM&P acquisition	8,500	-
Customer advances on uncompleted contracts	-	1,571
Contract liability – non-current	1,750	-
Long term debt	219,920	220,998
Total Long Term Liabilities	233,080	224,886
Total liabilities	$343,312	$346,335
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2018 and December 31, 2017 respectively	$-	$-
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 37,534,416 and 34,836,575 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	4	3
Legal Reserves	1,367	1,367
Additional paid-in capital	152,919	125,317
Retained earnings	20,071	22,212
Accumulated other comprehensive (loss)	(28,087)	(28,651)
Shareholders’ equity attributable to controlling interest	146,274	120,248
Shareholders’ equity attributable to non-controlling interest	988	1,417
Total shareholders’ equity	147,262	121,665
Total liabilities and shareholders’ equity	$490,574	$468,000

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Tecnoglass Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(In thousands, except share and per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Operating revenues:
External customers	$95,325	$82,117	$269,317	$226,445
Related parties	1,667	1,267	3,804	3,732
Total operating revenues	96,992	83,384	273,121	230,177
Cost of sales	62,299	56,200	187,038	158,197
Gross Profit	34,693	27,184	86,083	71,980

Operating expenses:
Selling expense	(10,922)	(7,932)	(28,626)	(25,349)
General and administrative expense	(8,504)	(7,851)	(24,578)	(22,952)
Total Operating Expenses	(19,426)	(15,783)	(53,204)	(48,301)

Operating income	15,267	11,401	32,879	23,679

Non-operating income	780	656	2,588	2,605
Foreign currency transactions (losses) gains	(2,494)	5,394	(828)	(894)
Loss on extinguishment of debt	-	13	-	(3,148)
Interest expense and deferred cost of financing	(5,140)	(4,633)	(15,551)	(14,890)

Income before taxes	8,413	12,831	19,088	7,352

Income tax benefit (provision)	(2,261)	(5,806)	(6,187)	(2,796)

Net income	$6,152	$7,025	$12,901	$4,556

(Income) loss attributable to non-controlling interest	145	(101)	429	(173)

Income attributable to parent	$6,297	$6,924	$13,330	$4,383

Comprehensive income:
Net income	$6,152	$7,025	$12,901	$4,556
Foreign currency translation adjustments	(1,998)	3,163	564	2,714

Total comprehensive income	$4,154	$10,188	$13,465	$7,270
Comprehensive (income) loss attributable to non-controlling interest	145	(101)	429	(173)

Total comprehensive income attributable to parent	$4,299	$10,087	$13,894	$7,097

Basic income per share	$0.16	$0.19	$0.35	$0.13

Diluted income per share	$0.16	$0.19	$0.35	$0.12

Basic weighted average common shares outstanding	37,861,129	36,256,397	36,867,528	36,278,983

Diluted weighted average common shares outstanding	38,336,638	36,731,906	37,343,037	36,754,492

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Tecnoglass Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,901	$4,556
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for bad debts	(231)	2,739
Provision for obsolete inventory	26	80
Depreciation and amortization	17,483	15,692
Deferred income taxes	1,233	(3,625)
Extinguishment of debt	-	2,569
Director stock compensation	213	213
Other non-cash adjustments	978	827
Changes in operating assets and liabilities:
Trade accounts receivables	(10,551)	6,460
Inventories	(17,025)	(8,923)
Prepaid expenses	(509)	248
Other assets	(3,834)	(5,814)
Trade accounts payable and accrued expenses	4,677	(7,074)
Accrued interest expense	(4,368)	7,975
Taxes payable	(6,361)	(13,077)
Labor liabilities	934	686
Related parties	440	3,097
Contract assets and liabilities	(5,480)	-
Customer advances on uncompleted contracts	-	2,497
CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(9,474)	$9,126

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of investments	1,093	456
Aquisition of businesses	(6,000)	(7,873)
Purchase of investments	(828)	(716)
Acquisition of property and equipment	(7,195)	(6,701)
CASH USED IN INVESTING ACTIVITIES	$(12,930)	$(14,834)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	16,272	20,313
Cash Dividend	(2,044)	(1,864)
Proceeds from bond issuance	-	201,769
Repayments of debt	(5,288)	(205,615)
CASH PROVIDED BY FINANCING ACTIVITIES	$8,940	$14,603

Effect of exchange rate changes on cash and cash equivalents	$492	$340

NET (DECREASE) INCREASE IN CASH	(12,972)	9,235
CASH - Beginning of period	40,923	26,918
CASH - End of period	$27,951	$36,153

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$9,516	$15,700
Income Tax	$6,984	$15,651

NON-CASH INVESTING AND FINANCING ACTIVITES:
Assets acquired under capital lease and debt	$1,249	$-
Gain in extinguishment of GM&P payment settlement	$3,606	$-

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Revenues by Region

(Amounts in thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Colombia	$12,138	$13,339	$49,519	$45,292
United States	82,223	68,117	215,068	174,767
Panama	1,253	1,095	3,110	3,187
Other	1,378	833	5,424	6,931
Total Revenues	$96,992	$83,384	$273,121	$230,177

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures

(In thousands)

(Unaudited)

The Company believes that total revenues with foreign currency held neutral non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

	Three months ended
	September 30,
	2018	2017	% Change

Total Revenues with Foreign Currency Held Neutral	$96,919	$83,384	16.2%
Impact of changes in foreign currency	73	-	0.1%
Total Revenues, as Reported	$96,992	$83,384	16.3%

Currency impacts on total revenues for the current quarter have been derived by translating current quarter revenues at the prevailing average foreign currency rates during the prior year quarter, as applicable.

Reconciliation of Adjusted EBITDA and Adjusted net (loss) income to net (loss) income

(In thousands, except share and per share data)

(unaudited)

Adjusted EBITDA and adjusted net (loss) income are not measures of financial performance under generally accepted accounting principles (“GAAP”). Management believes Adjusted EBITDA and adjusted net (loss) income, in addition to operating profit, net (loss) income and other GAAP measures, is useful to investors to evaluate the Company’s results because it excludes certain items that are not directly related to the Company’s core operating performance. Investors should recognize that Adjusted EBITDA and adjusted net (loss) income might not be comparable to similarly-titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

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Reconciliations of the non-GAAP measures used in this press release are included in the tables attached to this press release, to the extent available without unreasonable effort. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures.

A reconciliation of Adjusted EBITDA and Adjusted net (loss) income to the most directly comparable GAAP measure in accordance with SEC Regulation G follows, with amounts in thousands:

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017

Net (loss) income	6,152	7,025	12,901	4,556
Less: Income (loss) attributable to non-controlling interest	145	(101)	429	(173)
(Loss) Income attributable to parent	6,297	6,924	13,330	4,383
Interest expense and deferred cost of financing	5,140	4,633	15,551	14,890
Income tax (benefit) provision	2,261	5,806	6,187	2,796
Depreciation & amortization	6,025	5,326	17,483	15,692
Foreign currency transactions losses (gains)	2,494	(5,394)	828	894
Non-Recurring expenses (extinguishment of debt, bond issuance 2costs, provision for bad debt, acquisition related costs and other)	495	206	5,703	5,876
Director Stock compensation and provision for obsolete inventory	71	93	213	293
Adjusted EBITDA	22,783	17,594	59,295	44,824
Net (loss) income	6,152	7,025	12,901	4,556
Less: Income (loss) attributable to non-controlling interest	145	(101)	429	(173)
(Loss) Income attributable to parent	6,297	6,924	13,330	4,383
Foreign currency transactions losses (gains)	2,494	(5,394)	828	894
Deferred cost of financing	372	-	1,078	-
Non-Recurring expenses (extinguishment of debt, bond issuance costs, provision for bad debt, acquisition related costs and other)	495	206	5,703	5,876
Tax impact of adjustments at statutory rate	(321)	2,075	1,181	(2,708)
Adjusted net (loss) income	9,337	3,811	22,120	8,445

Basic income (loss) per share	0.16	0.19	0.35	0.13
Diluted income (loss) per share	0.16	0.19	0.35	0.12

Diluted Adjusted net income (loss) per share	0.24	0.10	0.59	0.23

Diluted Weighted Average Common Shares Outstanding in thousands	38,337	36,732	37,343	36,754
Basic weighted average common shares outstanding in thousands	37,861	36,256	36,868	36,279
Diluted weighted average common shares outstanding in thousands	38,337	36,732	37,343	36,754

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